SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

Filed by the Registrant (   )
Filed by a Party other than the Registrant ( x )
Check the appropriate box:
 ( x  ) Preliminary Proxy Statement
 (    ) Definitive Proxy Statement
 (    ) Definitive Additional Materials
 (    ) Soliciting Material pursuant to section240.11(c) or section240.14a-12

BANYAN MORTGAGE INVESTMENT FUND
(Name of Registrant as Specified in its Charter)

             DAVID O. KOMPARE
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
 ( x ) $125 per Exchange Act Rules 0-11(c)(ii), 14a-6(i)(1),
or 14a-6(j)(2).
 (   ) $500 per each party to the controversy pursuant to
Exchange Act Rule 14a-6(i)(3).
 (   ) Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
Shares of Common Stock
2) Aggregate number of securities to which transaction applies:
39,742,395
3) Per unit price or other underlying value of transaction computed to
Exchange Act Rule 0-11:  N/A
4) Proposed maximum aggregate value of transaction:  N/A
 (   ) Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:...............
2) Form, Schedule or Registration Statement No.:.......................
3) Filing Party:....................................................
4) Date Filed:....................................................









Form of Proxy


Banyan Mortgage Investment Fund
150 South Wacker Drive, Suite 2900
Chicago, IL 60606


This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Leonard G. Levine and Robert G. Higgins, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the Shares of Common Stock of Banyan Mortgage Investment Fund (the "Corporation") held of record by the undersigned on May 9, 1995, at the Annual Meeting of Stockholders when convened on June 27, 1995, or any adjournment or postponement thereof.


Continued on the reverse side.






This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

1. PROPOSAL to elect one Class A Director to hold office until the next Annual Meeting of Stockholders, or otherwise as provided in the Corporation's By-Laws. (Check one box):

                           FOR       AGAINST
ROBERT M. UNGERLEIDER

2. PROPOSAL to concur in the selection of Coopers & Lybrand L.L.P. as the Corporation's independent auditor for the fiscal year ending December 31, 1995. (check one box):

 FOR    AGAINST   ABSTAIN

3. PROPOSAL to authorize and ratify the prior issuance of 50,437 Award Shares to Mr. Leonard G. Levine pursuant to the terms of his Employment Agreement and to authorize the future issuance of Award Shares to Mr. Levine subject to satisfaction of conditions precedent to the issuance contained in the Employment Agreement.

 FOR   AGAINST   ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon and transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

DATED:  _______________________, 1995

_____________________________________
Signature
_____________________________________
Signature if held jointly

Sign exactly as name appears at left. If joint tenant, both should sign. If attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer. If partnership, sign in full partnership name by authorized person.



Please promptly mark, date, sign and return this card using the enclosed envelope. Please contact the Corporation's proxy solicitor, Chemical Bank at (800) 667-6589, with any questions regarding the above.

BANYAN MORTGAGE INVESTMENT FUND
150 South Wacker Drive, Suite 2900
Chicago, Illinois 60606
312-553-9800


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Banyan Mortgage Investment Fund:

Notice is hereby given that the annual meeting of stockholders
(the "Meeting" or the "Annual Meeting") of Banyan Mortgage Investment
Fund, a Delaware corporation (the "Corporation" or the "Fund"), will be convened at The 410 Club, 410 N. Michigan Avenue, Chicago, Illinois, on
June 27, 1995, at 9:00 a.m. central time (the "Meeting Date"). All Stockholders of the Corporation (the "Stockholders") are entitled to attend the Annual Meeting. The Corporation will solicit proxies, pursuant to the enclosed proxy statement, for use at the Annual Meeting on the Meeting Date or any adjournments thereof. The Corporation expects that a quorum will be present on the Meeting Date to act upon the matters to be considered by the Stockholders. The Annual Meeting of Stockholders
 will be held for the following purposes:

(1) To elect one Class A Director to hold office until the next
Annual Meeting of Stockholders or otherwise as provided in the Corporation's By-Laws;

(2) To concur in the selection of Coopers & Lybrand L.L.P. as the Corporation's independent auditor for the fiscal year ending
December 31, 1995;

(3) To authorize and ratify the prior issuance of 50,437 Award
Shares to Mr. Leonard G. Levine pursuant to the terms of his Employment Agreement and to authorize the future issuance of Award Shares to Mr. Levine subject to satisfaction of conditions precedent to the issuance contained in the Employment Agreement.

(4) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

Only Stockholders of record at the close of business on May 9, 1995 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof (the "Eligible Holders"). A complete list of Eligible Holders will be available for inspection at the Corporation's offices for at least 10 days prior to the Meeting.



By order of the Board of Directors:


Robert G. Higgins
Secretary

The Corporation's 1994 Annual Report is enclosed with this notice.




PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF
BANYAN MORTGAGE INVESTMENT FUND
JUNE 27, 1995

This proxy statement (the "Proxy Statement") is furnished to the holders of shares (the "Stockholders") of the common stock, par value of $0.01, (the "Common Stock" or the "Shares"), of Banyan Mortgage Investment Fund, a Delaware corporation (the "Corporation" or the
"Fund"), in connection with the solicitation of proxies by the Corporation's board of directors (the "Directors" or the "Board") for use at the annual meeting of Stockholders. The Corporation's By-Laws
(the "By-Laws") require the Directors to call and hold an annual meeting of Stockholders not less than 30 days after delivery of the Fund's Annual Report and within six months after the end of each fiscal year.
The Corporation's 1994 Annual Meeting of Stockholders will be convened on June 27, 1995 at approximately 9:00 a.m. central time, and any adjournment thereof (the "Annual Meeting"). Copies of this Proxy Statement and the enclosed form of proxy were first sent to Stockholders on or about May 15, 1995. Stockholders who wish to attend the Annual Meeting should contact the Corporation at 312-553-9800 so that arrangements can be made.

The Corporation will bear all costs in connection with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Directors, the Fund's officers or by employees of Banyan Management Corp. None of these individuals will be compensated for their solicitation efforts, but they may be reimbursed for out-of-pocket expenses in connection with the solicitation.
For further information regarding Banyan Management Corp., see "Certain Relationships and Related Transactions." Arrangements will also be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Common Stock held of record by those persons, and the Fund may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.
Further, the Corporation has retained the proxy solicitation services of Chemical Bank to assist in the solicitation of proxies for the Annual
Meeting at a fee payable by the Fund of $5,000 plus out-of-pocket expenses.

Shares represented by properly executed proxies in the accompanying form received by the Board prior to the Annual Meeting will be voted at the Annual Meeting. Shares not represented by properly executed proxies will not be voted. If a Stockholder specifies a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified. If the Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the
Board described herein.  A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Corporation before the proxy is voted at the Annual
Meeting; (ii) executing and delivering a later-dated proxy; or (iii)
attending the Annual Meeting and voting the Shares in person.

The close of business on May 9, 1995 has been fixed as the date for determining those Stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the
Corporation had 39,742,395 Shares outstanding, each of which entitles the holder thereof to one vote at the Annual Meeting. Only Stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of Common Stock, represented in person or by proxy at the Annual Meeting, will constitute a quorum. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. All other matters to be voted on will be decided by the affirmative vote of a majority of the Shares present or represented at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote but, because Shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

The mailing address of the principal executive offices of the Corporation is 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

No person has filed a report with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, indicating ownership of 5% or more of the outstanding Common Stock nor is the Corporation aware of any person who, alone or as part of a group, beneficially owns 5% or more of the outstanding Common Stock.

The following table sets forth the number of Shares owned by all Directors and Officers owning Shares, and all Directors and Officers as a group as of April 26, 1995.


Name of Director or Officer; Amount & Nature of Beneficial Ownership; Percent of Class

Leonard G. Levine, President; 68,437 Shares; Less than 1%
Walter E. Auch, Sr., Director; 16,000 Shares; Less than 1%
Robert M. Ungerleider, Director; 39,000 Shares; Less than 1%
Gerald L. Nudo (1); 20,000 Shares; Less than 1%
Neil D. Hansen, First Vice President; 12,664 Shares; Less then 1%
Robert G. Higgins, Vice President/General Counsel and Secretary;
22,500 Shares; Less than 1%
All Directors and Officers of the Corporation as a group (eight persons); 178,601 Shares; Less than 1%

(1) Mr. Nudo is neither an officer nor a director of the Fund.
He is included in this table as he was a member of the Joint Asset Review Committee as of December 31, 1994. The Joint Asset Review
Committee was terminated during the first quarter of 1995.

The Fund is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Fund.

Section 16(a) of the Securities Exchange Act of 1934, as amended,

requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Fund with the Securities and Exchange Commission (the "SEC") and the National
Association of Securities Dealers, Inc. (the "NASD"). The SEC requires officers, directors and greater than ten percent stockholders to furnish the Fund with copies of all these forms filed with the SEC or the NASD.

The Fund omitted to file a Form 4 pursuant to options awarded to Messrs. Auch and Ungerleider during 1994 under the 1993 Executive and Directors Stock Option Plan due to a clerical oversight. Due to this omission, the award of these options have now been reported on Forms 5.

To the Fund's knowledge, based solely on its review of the copies of these forms received by it, or written representations from certain reporting persons that no other additional forms were required for those persons, the Fund believes that all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with during 1994 other than discussed above.


MATTERS TO BE CONSIDERED BY STOCKHOLDERS

1. Election of Director

One individual will be elected at the Annual Meeting to serve as a Director of the Fund for a period of three years or otherwise as provided in the By-Laws. Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominee for Independent Director with respect to all proxies received by the Corporation. If the nominee should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Board. The Directors have no reason to believe that the nominee named will be unable to serve if elected.

The nominee for Director is as follows:


Name; Age; Director Since
Principal Occupation(s) During Past Five Years

Robert M. Ungerleider; 53; 1988
Currently of counsel to the law firm of Lane Felcher Kurlander & Fox in New York, New York. Mr. Ungerleider has founded, developed and sold several start-up ventures including Verifone Finance, an equipment leasing business, Smartpage, a paging service company and Financial Risk Underwriting Agency, Inc., an insurance firm specializing in financial guarantee transactions. Prior to these activities, Mr. Ungerleider practiced real estate and corporate law in New York City for ten years.
Mr. Ungerleider is a director of Banyan Management Corp. and Banyan
Strategic Land Fund II.

The Board is required to meet at least four times per year either in person or by telephonic conference. The Board met eight times in 1994.
The Directors did not establish any nominating, compensation or other committees or other groups performing similar functions during 1994, other than an audit committee which is comprised of all of the Directors.
The Directors met as an audit committee one time during the year 1994.

On February 1, 1992, the Directors of the Fund and the Directors of Banyan Strategic Land Fund II (BSLFII) formed a joint asset review committee (the Joint Asset Committee) to assist and advise management and the boards of each entity on matters of common interest between the Fund and BSLFII. The Fund designated Mr. Ungerleider to sit on the committee and BSLFII  designated Mr. Nudo to sit on the committee.
As noted above, Mr. Ungerleider is also a Director of BSLFII. The Fund and BSLFII paid their respective designees a fee equal to $35,000 per year
for their services on the Joint Asset Committee.   The Joint Asset Review
Committee was terminated during the first quarter of 1995.

RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates Mr. Ungerleider for election as an Independent Director of the Fund by the Stockholders at the Annual Meeting to serve for a period of three years or as otherwise provided in the By-Laws.

The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Annual Meeting, a quorum being present, is required to elect the nominee listed above.

2. Selection of Independent Auditor

The Corporation's financial statements, including those for the fiscal year ended December 31, 1994, are included in the Annual Report furnished to all Stockholders. The year-end statements have been audited by the independent firm of Coopers & Lybrand L.L.P. which has served as the
Fund's independent auditor since the fiscal year ended December 31, 1988.
The total fees paid or accrued to Coopers & Lybrand L.L.P. in connection with the 1994 audit are approximately $74,000. The Board believes that Coopers & Lybrand L.L.P. is knowledgeable about the Corporation's operations and accounting practices and is well qualified to act in the capacity of independent auditor. Therefore, the Board has selected
Coopers & Lybrand L.L.P.  to examine the Fund's financial statements for the fiscal year ended December 31, 1995.  Although the selection of an auditor does not require a stockholder vote, the Board believes it is desirable to obtain the concurrence of the Stockholders to this selection.  Due to the difficulty and expense involved in retaining another independent firm on short notice, the Board does not contemplate appointing another firm to act as the Corporation's independent auditor for fiscal year 1995 if the Stockholders do not concur in the
appointment of Coopers & Lybrand L.L.P.   Instead, if the Stockholders
do not concur in the appointment of Coopers & Lybrand L.L.P. for 1995, the Board will consider the vote as advice in making their selection of an independent auditor for the following year.

Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD: The Board considers Coopers & Lybrand L.L.P. to be well-qualified and recommends that the Stockholders concur in the following resolution which will be presented for a vote of the Stockholders at the Annual Meeting.

RESOLVED, that the Stockholders concur in the appointment by the Board of Coopers & Lybrand L.L.P. to serve as the Corporation's independent auditor for the fiscal year ended December 31, 1995.

The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Annual Meeting, a quorum being present, is required for the adoption of the foregoing resolution.

3. Approval of Award Shares

Mr. Leonard G. Levine serves as the President and Chief Executive
Officer of the Fund pursuant to an employment agreement entered into January 1, 1990 and subsequently amended on January 1, 1993 and
February 8, 1995  (the "Employment Agreement").  Pursuant to the
Employment Agreement, all incentive compensation earned subsequent to January 1, 1993 is to be paid 80% in cash and 20% in shares of the Trust ("Award

Shares") on or before March 15 of the year following the period for which the incentive is earned. The purpose of providing a portion of Mr. Levine's incentive compensation in the form of Award Shares is to further align Mr. Levine's interests with those of the Stockholders. On
January 28, 1994, Mr. Levine received 50,437 Award Shares representing the 20% of Mr. Levine's 1993 incentive compensation. The 50,437 Award
Shares are valued at $1.15 per share or $58,002 and are being held by the Fund pending satisfaction of the vesting requirements. See "Compensation of Directors and Executive Officers--Executive Compensation." Pursuant to requirements set by the New York Stock Exchange, the Board is seeking the ratification of the Stockholders of the previous issuance of Award Shares to Mr. Levine and authorization for future issuance of Award Shares to Mr. Levine pursuant to the terms of the Employment Agreement.

In the event the Stockholders do not approve the issuance of Award Shares, the Board intends to cancel the prior issuance of Award Shares and amend the Employment Agreement to provide Mr. Levine with economic benefits substantially similar to those provided by the Award Shares either in the form of a phantom stock plan or straight cash payments equal in value to the Award Shares which would otherwise be issued.

RECOMMENDATION OF THE BOARD: The Board believes the issuance of Award Shares serves to align Mr. Levine's interests with those of the Stockholders and recommends that the Stockholders concur in the following resolution which will be presented for a vote of Stockholders at the Annual Meeting:

RESOLVED, that the issuance of 50,437 Award Shares to Mr. Leonard G.
Levine pursuant to the terms of the Employment Agreement be and hereby authorized and ratified and that the Fund be and hereby is authorized to make future issuances of Award Shares to Mr. Levine subject to satisfaction of conditions precedent to the issuance contained in the Employment Agreement.

The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Annual Meeting, a quorum being present, is required to adopt the foregoing resolution.

EXECUTIVE OFFICERS

The following table sets forth information with respect to the Corporation's executive officers. Each officer is elected annually by the Directors and serves until his successor is elected and qualified or until his death, resignation or removal by the Directors:

Name; Age; Office & Year First Elected
Other Principal Occupation(s) During Past 5 Years

Leonard G. Levine; 48; President, 1990
For a period of in excess of five years prior to January 1, 1990, Mr.
Levine was Senior Vice President of VMS Realty Partners. Mr. Levine also serves as President of Banyan Management Corp. and Banyan Short Term Income Trust, Banyan Strategic Realty Trust and Banyan Strategic Land
Fund II (collectively, these entities are the "Banyan Funds").

Neil D. Hansen; 48; First Vice President, 1991
From 1988 to 1990, Mr. Hansen was Senior Vice President of Ruff
Callaghan & Hemmeter Company, and Executive Vice President, Secretary and Treasurer of Resort Income Investors, Inc. Mr. Hansen also serves as First Vice President of each of the Banyan Funds and Banyan Management Corp.

Robert G. Higgins; 43; Vice President-General Counsel, 1992,
Secretary, 1995
From 1990 to 1992, Mr. Higgins was contract partner at the law firm of Chapman and Cutler. From 1984 to 1990, Mr. Higgins was a partner at the firm of Schwartz & Freeman where he concentrated in the area of real estate development. Mr. Higgins is admitted to the bar in the States of Illinois, Minnesota and Texas. Mr. Higgins also serves as Vice President/General Counsel of each of the Banyan Funds and Banyan
Management Corp.

Joel L. Teglia; 33; Vice President-Chief Financial Officer, 1994
From 1991 to 1994, Mr. Teglia was the Controller for Banyan Management
Corp. From 1986 to 1990, Mr. Teglia held positions as Project Controller and Director of Finance and Budgeting at the Prime Group, Inc., an international real estate investment and development firm. Mr. Teglia also serves as Vice President/Chief Financial Officer of each of the other Banyan Funds and Banyan Management Corp.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A. Director Compensation

The Independent Directors are paid an annual fee of $15,000, payable quarterly, plus $875 for each Board meeting, including meetings of the audit committee, attended in person and $250 an hour for each Board meeting, including meetings of the audit committee, attended via telephonic conference call. In addition, each Director is reimbursed for out-of-pocket expenses incurred in attending meetings of the Board.
During 1992, the Fund and Banyan Strategic Land Fund II ("BSLFII") formed a Joint Asset Committee to oversee various assets in which the Fund and BSLFII hold a common interest. The Joint Asset Committee was made up of Mr. Robert Ungerleider and Mr. Gerald Nudo. In 1994, the Fund paid Mr. Ungerleider an annual fee of $35,000 for services rendered to the Joint
Asset Review Committee. The Asset Review Committee was terminated during the first quarter of 1995.

B. Executive Compensation

Compensation paid to executive officers of the Fund for the year ended December 31, 1994, 1993 and 1992 are as follows:

Leonard G. Levine, President and Chief Executive Officer (1)

Annual Compensation:
- --------------------
Salary: 1994 $102,800; 1993 $100,000; 1992 $96,000
Bonus (2): 1994 $231,166; 1993 $0; 1992 $404,136
Other Annual Compensation: 1994 n/a; 1993 n/a; 1992 n/a

Long-Term Compensation:
- -----------------------
Awards:
Restricted Stock Award(s): 1994 $58,002; 1993 n/a; 1992 n/a
Options/SARs(#): 1994 n/a; 1993 n/a; 1992 n/a
Payouts:
LTIP Payouts: 1994 n/a; 1993 n/a; 1992 n/a

All Other Compensation:
- -----------------------
1994 n/a; 1993 n/a; 1992 n/a

(1) No other executive officer earned more than $100,000 in salary and bonus.

(2) Pursuant to Mr. Levine's employment agreement the incentive amounts which were earned in 1994 were paid or awarded to him by the Fund in the following year.

Mr. Levine serves as chief executive officer of the Fund pursuant to an Employment Agreement entered into January 1, 1990. This Agreement was amended on January 1, 1993 to extend the term of employment through December 31, 1997. On February 8, 1995 Mr. Levine's Employment
Agreement was further amended to extend the term of Mr. Levine's
employment through December  31, 1998.   Mr. Levine's Employment Agreement
was amended on February 8, 1995 as a result of the Fund's October 17, 1994 Morgens, Waterfall, Vintiadis & Company's refinancing, as previously disclosed. The Morgens, Waterfall, Vintiadis & Company's refinancing
matures on September 30, 1998.   The Employment Agreement as extended
beyond the aforesaid maturity date will provide Mr. Levine the opportunity to earn potential incentive awards as structured under the employment contract as originally intended.

Under the Employment Agreement, Mr. Levine is paid a base salary of $100,000 which is adjustable effective January 1 of each year based on increases in the Consumer Price Index. Effective January 1, 1994,
Mr. Levine's salary increased to $102,800 reflecting an increase in the consumer price index of 2.8%.

In addition to his base salary, Mr. Levine may receive, at the Board's discretion, additional compensation in the form of a bonus. Further, Mr. Levine is eligible to receive compensation under an incentive program included in his contract. Mr. Levine's incentive compensation earnings are calculated based on the following four components: (i) 1.00% of the amount of the Fund's collateralized claims which were converted into cash; (ii) 3.00% of the amount of the Fund's unsecured claims which were converted into cash; (iii) 0.1% of all distributions of capital; and
(iv) .14% of all distributions of income to stockholders of the Fund.

Pursuant to the Employment Agreement, all incentive amounts earned subsequent to January 1, 1993 are to be paid 80% in cash and 20% in shares ("Award Shares") of the Fund on or before March 15 of the year following the period for which the incentive is earned. On January 28, 1994, Mr.
Levine was paid $231,166 representing 80% of his 1993 incentive.  The
50,437 Award Shares valued at $1.15 per share or $58,002, represent 20% of Mr. Levine's 1993 incentive compensation and will be held by the Fund, pending satisfaction of the vesting requirements, for the benefit of Mr. Levine until the earlier of (i) December 31, 1997; (ii) the termination of Mr. Levine's employment by the Fund without just cause; or (iii) the permanent disability or death of Mr. Levine. All Award Shares shall be forfeited by Mr. Levine if he fails to be employed by the Fund on December
31, 1997, unless such failure is due to death or permanent disability or termination without just cause. Mr. Levine will be entitled to all dividends paid on shares held by the Fund for his benefit.

Either Mr. Levine or the Fund can terminate the Employment Agreement at any time upon 90 days written notice. If the termination is by the Fund for cause or by Mr. Levine voluntarily, all incentive compensation not previously paid to Mr. Levine is forfeited and he is not entitled to any severance payment. In the event of Mr. Levine's death or permanent disability, he is entitled to all incentive compensation earned through the date of his disability or death plus any disability or life insurance proceeds, but he is not entitled to any other severance payments. If his employment is terminated without cause following a change of control (as defined in the Agreement) the Fund is obligated continue to pay Mr.
Levine's salary during the remainder of the employment period and must pay him all incentive compensation which he would have earned if all the Fund's assets had been converted into cash and all proceeds were distributed. If Mr. Levine is terminated without cause but no change of control has occurred, he will receive a severance payment equal to one year's salary plus all incentive compensation earned through the date of his termination (including incentive compensation based upon assets converted into cash within one year following his termination in accordance with an expression of interest received by the Fund prior to Mr. Levine's termination), plus an amount equal to the full cost of Mr. Levine's COBRA benefits for one year.

C. Executive and Directors Stock Option Plan

On June 25, 1993, the Stockholders approved and adopted the 1993
Executive and Directors Stock Option Plan (the "Plan"). The Plan granted the Board of Directors the authority to issue up to 1,000,000 shares of the Fund's common stock for stock option awards. The Plan consists of an Executive Option Grant Program and a Director Option Grant Program. Under the Director Option Grant Program, each Director holding office on the tenth business day after adjournment of the annual meeting received an option to acquire 25,000 shares. Commencing with the annual meeting of Stockholders as held during 1994 and each thereafter, each Director holding office on the tenth business day after adjournment of the annual meeting automatically receives an option to acquire 25,000 shares. The
 Director's options vest 50% upon the first anniversary of the date of the grant and 50% upon the second anniversary of the date of the grant and expire ten years from the date of the grant. The share price for the options granted in 1994 and 1993 is $1.125 and $0.625 per share, respectively.

The Board administers the Executive Option Grant Program and has the authority to determine, among other things, the individuals to be granted executive options, the exercise price at which shares may be acquired, the number of shares subject to each option and the exercise period of each option. The Board is also authorized to construe and interpret the Executive Option Grant Program and to prescribe additional terms and conditions of exercise in option agreements and provide the form of option agreement to be utilized with the Executive Option Grant Program. No
Director is eligible to receive options under the Executive Option Grant
Program.

Options are not transferable except by will or by the laws of descent and distribution, and are exercisable during an optionee's lifetime only by the optionee or the appointed guardian or legal representative of the optionee. Upon the: (a) death or permanent and total disability of an optionee; or (b) retirement in accord with the Fund's retirement practices, then any unexercised options to acquire Shares will be exercisable at any time within one year in the case of (a) and ninety days in the case of (b) (but in no case beyond the expiration date specified in the option agreement). If, while unexercised options remain outstanding under the Plan, the Fund ceases to be a publicly-traded company, or if the Fund merges with another entity or a similar event occurs, all options outstanding under the Plan shall immediately become exercisable at that time.

The Plan requires the optionee to pay, at the time of exercise, for all shares acquired on exercise in cash, shares or, in the case of the Executive Option Grant Program, other forms of consideration acceptable to the Board.

If the Fund declares a stock dividend, splits its stock, combines or exchanges its Shares, or engages in any other transaction which results in a change in capital structure such as a merger, consolidation, dissolution, liquidation or similar transaction, the Board may adjust or substitute, as the case may be, the number of shares available for options under the Plan, the number of Shares covered by outstanding options, the exercise price per Share of outstanding options, any target price levels for vesting of the options and any other characteristics of the options as the Board deems necessary to equitably reflect the effects of those changes on the option holders.

Pursuant to the Plan, the Board granted, 121,000 options on February 8, 1995 at an exercise price of $0.50 per share, 120,000 options on January 12, 1994 at an exercise price of $1.125 per share and 120,000 options on April 21, 1993 at an exercise price of $0.625 per share (the closing price of the Common Stock for the months of January 1995, December 1993 and March 1993, respectively.)

Pursuant to the terms of the grants, options for all Shares granted under the Executive Option Grant Program will be exercisable and vested in installments as follows: (i) 33.3% of the number of Shares commencing on the first anniversary of the date of grant; (ii) an additional 33.3% of the Shares commencing on the second anniversary of the date of the grant; and (iii) an additional 33.4% of Shares commencing on the third anniversary of the date of grant. Options for all Shares as granted under the Director Option Grant Program will be exercisable in installments as follows: (i) 50.0% of the number of Shares commencing on the first anniversary of the date of grant; and (ii) an additional 50.0% of the number of shares commencing on the second anniversary of the date of grant. The Board is granted discretion to determine the term of each option granted under the Executive Option Grant Program, but in no event will the term exceed ten years and one day from the date of grant.

Stock options granted to or exercised by executive officers for the year ended December 31, 1994, are as follows:

Stock Option Grants in Last Fiscal Year

Name: Leonard G. Levine

Individual Grants:
- ------------------
Number of Securities Underlying Options Granted: 80,000
% of Total Options Granted to Employees in Fiscal Year: 67%
Exercise or Base Price: $1.125
Expiration Date: January 13, 2004


Potential Realized Value at Assumed Annual Rates of
Stock Price Appreciation for Option Term: 5%: $56,601; 10%: $143,437

Aggregated Stock Option Exercises During Year and Year End Option Values:

Name: Leonard G. Levine
 Shares Acquired on Exercise: none
 Value Realized: $0
 Number of Securities Underlying Unexercised
 Options at December 31:
   Exercisable: 26,667; Unexercisable: 133,333
 Value of Unexercised In-the-Money Options at December 31
   Exercisable: $0; Unexercisable: $0

D. Board of Directors Report on Executive Compensation

This report was prepared by the members of the Fund's Board of Directors
(the "Board"), all of whom are independent. The Board does not have a separate compensation committee. Instead, the Board as a whole establishes and administers compensation policies for the Fund's principal executive officers.

The Board is guided by the following principles in establishing executive compensation: (1) attracting and retaining outstanding executive officers familiar with the Fund's business; and (2) ensuring that a substantial portion of executive compensation is variable and tied to quantifiable measures of the Fund's performance. These principles are discussed in more detail below.

Chief Executive Compensation

In early 1990, the Board suspended the Fund's advisory relationship with VMS Realty Partners which was subsequently terminated and hired Leonard G. Levine to serve as the Fund's president and chief executive officer.
Since the focal point of the Fund's business plan at that time was to gain control of the assets securing mortgage loans made by the Fund which were in default, a substantial portion of Mr. Levine's compensation was tied to the Fund's recovery of both secured and unsecured claims.

Mr. Levine serves as President and Chief Executive Officer of the Fund pursuant to an employment agreement originally entered into January 1, 1990. To reflect the ongoing nature of the Fund's operations, the Board amended Mr. Levine's agreement January 1, 1993 and further amended his contract on February 8, 1995 (as amended, the "Employment Agreement").
Mr. Levine's Employment Agreement was amended on February 8, 1995 as a result of the Fund's October 17, 1994 Morgens, Waterfall, Vintiadis & Company's refinancing, as previously disclosed. The Morgens, Waterfall, Vintiadis & Company's refinancing matures on September 30, 1998. The Employment Agreement as extended beyond the aforesaid maturity date will provide Mr. Levine the opportunity to earn potential incentive awards as structured under the employment contract as originally intended. Under the Employment Agreement, which runs through December 31, 1998, Mr. Levine received a base salary during 1994 of $102,800 per year plus incentive compensation tied in part to recoveries on the remaining secured and unsecured claims converted into cash and distributions of capital and income to stockholders of the Fund. Mr. Levine's base salary is adjustable effective January 1 of each year beginning January 1, 1994 based on increases in the Consumer Price Index.

In establishing Mr. Levine's compensation package, the Board considered Mr. Levine's experience and knowledge of the real estate market in general and the Fund's asset base in particular. The Board designed a program which, in its view, sets realistic performance standards taking into account the nature of the Fund's asset base. Under the program established by the Board, Mr. Levine will earn incentive compensation based on the following four components: (i) 1.00% of the amount of the Fund's collateralized claims which were converted into cash; (ii) 3.00% of the amount of the Fund's unsecured claims which were converted into cash; (iii) 0.1% of all distributions of capital; and (iv) .14% of all distributions of income to stockholders of the Fund. None of Mr. Levine's incentive compensation is tied to the Fund's stock performance since the Board believes that the Fund's share price does not necessarily reflect management performance.

To ensure that Mr. Levine's interest is aligned with those of Stockholders as a whole, 20% of the incentive compensation are intended to be paid in Fund shares ("Award Shares"). See "Item 3. Approval of Award Shares." The Award Shares will be held by the Fund, pending satisfaction of the vesting requirements, for the benefit of Mr. Levine until the earlier of: (i) December 31, 1997; (ii) the termination of Mr. Levine's employment by the Fund without just cause; or (iii) the permanent disability or death of Mr. Levine. All of the Award Shares shall be forfeited by Mr. Levine if he fails to be employed by the Fund on December 31, 1997, unless such failure is due to death or permanent disability or termination without just cause.

Mr. Levine also receives life insurance in an amount not less than twice his base salary.  If Mr. Levine becomes disabled during the employment period, he is to be paid 100% of his salary for six months following
his disability.   He is also entitled to any other benefits
which the Fund or Banyan Management Corp. may provide for their other salaried employees.

Other Executive Compensation

The Fund does not have any other principal executive officers who earn base salaries and bonus in excess of $100,000. The Board has not established any long-term incentive plans for these individuals.
Instead, Mr. Levine makes recommendations to the Board regarding each executive officer's base salary and bonus after considering each executive's job function and performance. The recommendations may include the award of stock options pursuant to the Executive Option Grant Program.

The Board believes its executive compensation policies enable the Fund to attract, motivate and retain senior management by providing a competitive total compensation opportunity based upon performance. Competitive based salaries that reflect the individual's level of responsibility and annual, variable performance-based cash incentive awards are important elements
of the Fund's cash compensation   philosophy.  The Board believes that the
program strikes an appropriate balance between short and long-term performance objectives.

Walter E. Auch, Sr.
Robert M. Ungerlieder

Performance Graph

The graph below compares the cumulative total Stockholder return on the Shares of the Fund for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Index and the National
Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index for all equity REITs over the same period (assuming the investment of $100 in the Shares, the S&P 500 Total Return Index and the NAREIT Equity REIT Total Return Index on December 31, 1989, and the reinvestment of all dividends).

Line Graph entitled:

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE FUND,
THE S&P 500 TOTAL RETURN INDEX AND THE NAREIT EQUITY REIT
TOTAL RETURN INDEX

The above graph presents the following cumulative total return data:

YEAR-END DATA:
- --------------
BMIF: 1989 100.00; 1990 10.83; 1991 12.13; 1992 14.95;
1993 27.08;1994 12.17

S&P 500 Index: 1989 100.00; 1990 96.83; 1991 126.41; 1992 136.10;
1993 149.70; 1994 151.66

NAREIT Equity Index: 1989 100.00; 1990 84.65; 1991 114.86; 1992 131.62;
1993 157.49; 1994 162.49

The Fund has prepared an additional graph as supplemental information which covers the period subsequent to when the independent members of the Board combined with other boards to create Banyan Management Corp. to administer the day-to-day activities of the Fund. Subsequent to February 28, 1990, the Fund went through several years of significant turmoil as it was forced to foreclose on its mortgage loans which were in default and take an equity ownership in the underlying real estate collateral. The last significant reserves associated with the foreclosure process were recorded for the final quarter of 1991. Therefore, the Fund believes that the results after February 1991 represent a reflection of the Fund's most recent operating performance.

Line Graph entitled:

COMPARISON OF FORTY-SIX CUMULATIVE TOTAL RETURN
AMONG THE FUND, THE S&P 500 TOTAL RETURN INDEX AND THE
NAREIT EQUITY REIT TOTAL RETURN INDEX

The above graph presents the following cumulative total return data:

YEAR-END DATA:
- --------------
BMIF: Feb-91 100.00; Dec-91 100.00; Dec-92 123.21;
Dec-93 223.21; Dec-94 100.36

S&P 500 Index: Feb-91 100.00; Dec-91 116.67; Dec-92 125.61;
Dec-93 138.16; Dec-94 139.97


NAREIT Equity Index: Feb-91 100.00; Dec-91 120.13; Dec-92 137.66;
Dec-93 164.73; Dec-94 169.95

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banyan Management Corp. ("BMC") performs certain administrative and accounting services on behalf of the Fund for which it is reimbursed at cost for the costs incurred in performing these services. BMC is owned by the Fund and Banyan Strategic Land Fund II, Banyan Strategic Realty
Trust and Banyan Short Term Income Trust (the "Banyan Funds"). Mr. Levine is the President of BMC for which he receives no additional compensation. Messrs. Hansen, Higgins and Teglia are employees of the Fund but are compensated by BMC and their compensation is included in the administrative costs for which BMC is reimbursed by the Fund. Certain directors/trustees of all the Banyan Funds serve as directors of BMC but receive no additional compensation. Administrative costs reimbursed by the Fund to BMC for the years ended December 31, 1994, 1993 and 1992, totaled $1,141,675, $971,321 and $1,012,232, respectively. BMC allocates its operating expenses among the Banyan Funds for which it performs services and acts as a common paymaster for the Fund and the other Banyan
Funds. As of December 31, 1994, the Fund had a net payable due to BMC of $86,296.


STOCKHOLDER PROPOSALS

Stockholder proposals for the 1995 Annual Meeting of Stockholders must be received by the Corporation at its executive office in Chicago, Illinois, on or prior to, February 2, 1996 for inclusion in the Corporation's proxy statement for that meeting. Stockholder proposals must meet the requirements set forth in the rules of the Securities and Exchange Commission relating to Stockholder proposals.


OTHER MATTERS

As of the date of this Proxy Statement, no business other than that discussed above is to be acted upon at the Meeting. If other matters not known to the Board should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

BANYAN MORTGAGE INVESTMENT FUND
By the Order of the Board of Directors,

Leonard G. Levine
President

Chicago, Illinois
May 15, 1995


A copy of the Banyan Mortgage Investment Fund 1994 Annual Report on Form 10-K filed with the Securities and Exchange Commission will be supplied without charge. Requests for the Report should be directed to:

Banyan Mortgage Investment Fund
c/o Investor Relations Department
150 S. Wacker Drive, Suite 2900
Chicago, IL 60606
(312) 553-9800


YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.